UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2023

FS KKR Capital Corp.

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 25, 2023, the Board of Directors of FS KKR Capital Corp. (the “Company”) amended the Company’s Code of Business Conduct and Ethics (as amended, the “Code”). The Code has been amended to adjust for inflation the dollar-value limits placed on receiving entertainment from, and providing entertainment to, certain persons or entities that have business relationships with the Company. The Code also has been amended to require that employees use a specific application for all business communications sent via text message.

The amendments reflected in the Code did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Business Conduct and Ethics.

The foregoing description of the amendments reflected in the Code is a summary and is qualified in its entirety by reference to the full text of the Code, a copy of which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.05. A copy of the Code is also publicly available in the corporate governance section of the Company’s website at: www.fskkradvisor.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Number	Description

Exhibit 14.1	Code of Business Conduct and Ethics of FS KKR Capital Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp.

Date: April 27, 2023	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel